UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2020

NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Class A Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
Class B Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2020, News Corporation (the “Company”) received a letter from James R. Murdoch tendering his resignation from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Murdoch informed the Company that his resignation was due to disagreements over certain editorial content published by the Company’s news outlets and certain other strategic decisions. A copy of Mr. Murdoch’s letter of resignation is attached hereto as Exhibit 17.1. As a result of Mr. Murdoch’s resignation, the size of the Board was reduced to 10 Directors, effective upon such resignation.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided a copy of this Current Report on Form 8-K to Mr. Murdoch.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation from James R. Murdoch, dated July 31, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: July 31, 2020